                                                                EXHIBIT 3(B)(XV)

                                FIRST AMENDMENT
                                      TO
                            PARTICIPATION AGREEMENT
                AMONG AMERICAN GENERAL LIFE INSURANCE COMPANY,
                   AMERICAN GENERAL SECURITIES INCORPORATED,
                      SAFECO RESOURCES SERIES TRUST, AND
                            SAFECO SECURITIES, INC.


THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT ("Amendment") dated as of December 1, 1998, amends the Participation Agreement dated as of April 1, 1998 (the "Agreement") among AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL"), on its own behalf and on behalf of each separate account of AGL (each a "Separate Account") set forth on Schedule A of the Agreement attached hereto and
                       ----------
incorporated herein (as same may be amended from time to time "Schedule A),"
                                                               ----------
AMERICAN GENERAL SECURITIES INCORPORATED ("AGSI"), SAFECO RESOURCES SERIES TRUST (the "Fund"), and SAFECO SECURITIES, INC. (the "Distributor"), collectively, the "Parties." All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as ascribed in the Agreement.


                               WITNESSETH THAT:

WHEREAS, pursuant to the Agreement shares of the Fund's Equity Portfolio and Growth Portfolio (the "Series", reference herein to the "Fund" includes reference to each of the foregoing Series to the extent the context requires) are made available by the Distributor to serve as underlying investment media for those variable life insurance policies of AGL that are the subject of AGL's Form S-6 registration statement filed with the Securities and Exchange Commission (the "SEC"), File No. 333-42567 and 811-08561 (the "Policies") and are offered through AGSI.

WHEREAS, the Distributor and the Fund desire that shares of the Series also be made available by the Distributor to serve as underlying investment media for AGL's Platinum Investor Variable Annuity contracts ("Platinum Investor VA Contracts"), and to be offered through AGSI; and

NOW, THEREFORE, in consideration of the mutual benefits and promises contained herein, the parties agree as follows:

1. Except as otherwise provided in this Amendment, the term "Policies," as used throughout the Agreement shall be deemed to include as the context requires any or all of the variable life insurance policies and variable annuity contracts described on Schedule A hereto.
                                    ----------

2. Except as otherwise provided in this Amendment, the term "Separate Account" as used throughout the Agreement, shall be deemed to include as the context requires any or each Separate Account of American General Life listed on Schedule A hereto.
     ----------

3. Section 1.1 of the Agreement is hereby deleted in its entirety, and replaced with the following:


                           "SECTION 1. INTRODUCTION
                           ------------------------

     1.1 AVAILABILITY OF SEPARATE ACCOUNT DIVISIONS.
         ------------------------------------------
         (a) AGL represents that each Separate Account is and will continue to be available to serve as an investment vehicle for its Policies. The Policies provide for the allocation of net amounts received by AGL to separate series (the "Divisions"; reference herein to the "Separate Account" includes reference to each Division to the extent the context requires) of the Separate Account for investment in the shares of corresponding Series of the Fund that are made available through the Separate Account to act as an underlying investment media. Other series of the Fund may become subject to this Agreement, upon mutual agreement of the parties. AGL will not unreasonably deny any request by the Distributor to create new Divisions corresponding to such other Series.

4. Section 4.1(b) of the Agreement is hereby deleted and replaced with the following:

          "4.1 TAX LAWS.
               --------
          ........
               (b) AGL represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance or annuity contracts as the context requires under applicable provisions of the Code and that it will make every effort to maintain such treatment. AGL will notify the Fund and the Distributor immediately upon having a reasonable basis for believing that any of the Policies have ceased to be so treated or that they might not be so treated in the future."

5. All references in the agreement to "life insurance policies" shall be deemed to include as the context requires, "annuities contracts".

6. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.


IN WITNESS WHEREOF, the Parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY, on behalf of itself and each of its Separate Accounts named in Schedule A hereto, as amended from time to time.
                           ----------

     By:/s/ Don M. Ward
        -----------------------------------
        Don M. Ward, Senior Vice President
        Variable Products-Marketing


AMERICAN GENERAL SECURITIES INCORPORATED

     By:/s/ F. Paul Kovach, Jr.
        -----------------------------------
        F. Paul Kovach, Jr., President


SAFECO RESOURCE SERIES TRUST

     By:/s/ Neal A. Fuller
        -----------------------------------
        Neal A. Fuller
        Vice President & Controller


SAFECO SECURITIES, INC.

     By:/s/ Neal A. Fuller
        -----------------------------------
        Neal A. Fuller
        Vice President & Controller

                                  SCHEDULE A
                                  ----------

                        POLICIES AND SEPARATE ACCOUNTS
                        ------------------------------
                           (AS OF JANUARY 15, 1999)

NAME OF SEPARATE ACCOUNTS AND             REGISTRATION NUMBERS AND NAMES OF
DATE ESTABLISHED BY BOARD OF DIRECTORS    POLICIES FUNDED BY SEPARATE ACCOUNTS:
--------------------------------------                       -----------------

                                          Registration Nos     Name of Contract:
                                          --------------------------------------
                                          (if available):
                                          ---------------

1.   American General Life Insurance      333-42567                   Platinum
Company                                   Investor I and
Separate Account VL-R                     811-08561                   Platinum
Established: May 6, 1997                  Investor II Variable Life Insurance
                                          Policies (Contract Form Nos. 97600 and
                                          97610)

2.   American General Life Insurance      333-                        Platinum
Company                                   Investor Variable
Separate Account D                        811-2441                    Annuity
                                          Contract (Contract Form No.
                                          98202)
Established: November19, 1973